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                                                                     EXHIBIT 2.2

         AMENDMENT NO. 1 dated as of April 30, 2002 ("AMENDMENT NO. 1"), to the Stock Purchase Agreement dated April 23, 2002 (the "STOCK PURCHASE AGREEMENT"), by and among Interplay Entertainment Corp., a Delaware corporation ("INTERPLAY"), Shiny Entertainment, Inc., a California corporation (the "COMPANY"), David Perry, an individual ("PERRY"), Shiny Group, Inc., a California corporation wholly owned by David Perry ("SGI"), and Infogrames, Inc., a Delaware corporation ("BUYER").

         A. Interplay, the Company, Perry, SGI and Buyer have agreed to amend the Stock Purchase Agreement pursuant to the terms and conditions of this Amendment No. 1.

         B. Capitalized terms used herein and not defined herein will have the meanings ascribed to such terms in the Stock Purchase Agreement.

         Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment No. 1 hereby agree as follows:

         1. Amendment to Stock Purchase Agreement. The Stock Purchase Agreement is hereby amended as set forth in paragraphs (a) through (c) below. Except as expressly amended hereby, the Stock Purchase Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used therein, the terms "Agreement," "this Agreement," "herein," "hereinafter," "hereto," "hereof" and words of similar import shall, unless the context otherwise requires, mean the Stock Purchase Agreement as amended by this Amendment No. 1.

                  (a) The Parties agree that the form of Akin Guaranty and Europlay Guaranty attached as Exhibits X and W, respectively, to the Stock Purchase Agreement are hereby amended such that the last sentence of Section 2.A. is restated in its entirety to read as follows:

                  "For purposes of determining the conversion of the Market Value of Guarantor Shares (which are denominated in Euros) into the principal amount of the Note (which is denominated in U.S. Dollars), Guarantor shall apply the exchange rate published by the European Central Bank on the business day prior to the date of this Guaranty."

                  (b) Section 4.22(a)(i) of the Stock Purchase Agreement is hereby amended to delete the last sentence thereof in its entirety.

                  (c) The Parties acknowledge and agree that the calculation of the principal amount of the Interplay Note pursuant to Section 2.5(d) of the Stock Purchase Agreement is $10,809,076, and the Parties further agree to apply the $127,000 increase in principal amount to the May 15, 2002 payment under the Interplay Note.
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         2. Stock Purchase Agreement. Except as specifically amended or modified herein, the Stock Purchase Agreement (as amended hereby) shall continue in full force and effect in accordance with the provisions hereof and thereof in existence on the date hereof. After the date hereof, any reference to the Stock Purchase Agreement shall mean the Stock Purchase Agreement as amended by this Amendment No. 1.

         3. Governing Law. This Amendment No. 1 and the performance of the obligations of the parties hereunder will be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of Law principles.

         4. Counterparts. This Amendment No. 1 may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

         5. Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.




                     (signatures continue on following page)


                                       2
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         IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 on the date first above written.

                                  INFOGRAMES, INC.

                                  By:    /s/ Harry Rubin
                                         --------------------------------------
                                  Name:  Harry Rubin
                                  Title: Senior Executive Vice President


                                  SHINY ENTERTAINMENT, INC.

                                  By:    /s/ Jeff Gonzalez
                                         --------------------------------------
                                  Name:  Jeff Gonzalez
                                  Title: Chief Financial Officer



                                  INTERPLAY ENTERTAINMENT CORP.

                                  By:    /s/ Herve Caen
                                         --------------------------------------
                                  Name:  Herve Caen
                                  Title: President & Chief Executive Officer



                                  SHINY GROUP, INC.

                                  By:    /s/ David Perry
                                         --------------------------------------
                                  Name:  David Perry
                                  Title: President


                                  /s/ David Perry
                                  ---------------------------------------------
                                  David Perry


                        Signature Page to Amendment No. 1